Exhibit 10.3
AMENDMENT 2009-1
TO THE
RELIANCE STANDARD LIFE INSURANCE COMPANY
NONQUALIFIED DEFERRED COMPENSATION PLAN
     Pursuant to the authority delegated to the authorized officers of Reliance Standard Life Insurance Company (the “Company”) by resolutions duly adopted by the Executive Committee of the Board of Directors of the Company, the Reliance Standard Life Insurance Company Nonqualified Deferred Compensation Plan (the “NQDC Plan”) is hereby amended as follows:
     1. The definition of “Plan Matching Amounts” is hereby amended to read, in its entirety, as follows:
“13.	Plan Matching Amounts shall mean the matching amounts credited to a NQDC Plan Participant’s Account for calendar years beginning prior to January 1, 2010 pursuant to Section 3 of this Plan.”
     2. Section 3 of the NQDC Plan is hereby amended by adding a new paragraph to the end thereof reading as follows:
“Notwithstanding the foregoing, no Plan Matching Amounts shall be made with respect to a NQDC Plan Participant for any calendar year beginning on or after January 1, 2010.”
     3. This Amendment 2009-1 is effective January 1, 2010 except where specified otherwise.
     IN WITNESS WHEREOF, and as evidence of the adoption of the amendment set forth herein, the undersigned officer of the Company has caused this instrument to be executed this 31st day of December, 2009.

Attest:	RELIANCE STANDARD LIFE INSURANCE COMPANY
/s/ CHARLES T. DENARO	By:	/s/ THOMAS W. BURGHART
Authorized Officer